UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 21, 2009 (April 17, 2009)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On April 17, 2009, Mr. Wallace, the Chief Executive Officer of Superior Well Services, Inc., reported to the Company’s Board of Directors that the senior executives of the Company, including the named executive officers, had volunteered to reduce their annual base salaries by 10% to 15% beginning in the current pay period and continuing indefinitely in response to current economic conditions and as part of cost cutting measures being implemented by the Company. The reduction in the base salary of each named executive officer is reflected in the table below:

Named Executive Officer	Position	Prior Salary	Salary Reduction	Reduced Salary

David E. Wallace	Chairman and Chief Executive Officer	$510,000	15%	$433,500
Jacob B. Linaberger	President	$360,000	15%	$306,000
Rhys R. Reese	Executive Vice President, Chief Operating Officer and Secretary	$320,000	15%	$272,000
Daniel Arnold	Vice President, Sales and Marketing	$232,000	10%	$208,800
Arty Straehla	Vice President, Western Operations	$300,000	10%	$270,000
Thomas W. Stoelk	Vice President and Chief Financial Officer	$240,000	10%	$216,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: April 21, 2009